UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report: May 15, 2006
(Date of earliest event reported)

CA, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-9247 (Commission File Number)	13-2857434 (IRS Employer Identification No.)

One CA Plaza
Islandia, New York	11749
(Address of Principal Executive Offices)	(Zip Code)
(631) 342-6000
(Registrant’s telephone number, including area code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement; Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; and Item 7.01. Regulation FD Disclosure
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EX-99.1: PRESS RELEASE

Item 1.02. Termination of a Material Definitive Agreement; Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; and Item 7.01. Regulation FD Disclosure.
     On May 15, 2006, CA, Inc. (“CA”) announced that Robert Davis, executive vice president and chief financial officer, will leave CA under mutual agreement.
     On May 15, 2006, CA also announced that its Senior Vice President and Corporate Controller, Robert Cirabisi, has assumed the responsibilities of chief financial officer. Mr. Cirabisi will also serve as CA’s principal accounting officer. Information about Mr. Cirabisi can be found in CA’s amended Annual Report on Form 10-K/A filed on October 19, 2005 and in CA’s press release dated May 15, 2006 attached hereto as Exhibit 99.1, which information is incorporated herein by reference.
     A copy of the press release announcing these events is attached hereto as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
Exhibit 99.1	Press Release

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CA, INC.
Date: May 15, 2006	By:	/s/Kenneth V. Handal
Kenneth V. Handal
Executive Vice President, General Counsel and Corporate Secretary